UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

 SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1)

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CRC Crystal Research Corporation

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CRC Crystal Research Corporation
4952 east Encanto Street
Mesa, Arizona 85205
(480) 452-3301
______________________________

PROXY STATEMENT
______________________________

This Proxy Statement contains information related to the annual meeting of stockholders of CRC Crystal Research Corporation   ("CRC" or the "Company") to be held on Saturday, January 31 , 2010, at 4:00 P.M., local time, at the Radisson Phoenix Airport Hotel, 3333 E. University Drive, Phoenix, AZ 85034, and at any adjournment or adjournments thereof. The mailing date for this proxy statement is on or about January 13 , 2010.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At  the Company's annual meeting, stockholders will act upon the  matters outlined in the accompanying notice of meeting, including the election of directors, and   ratification  of  the  Company's   independent auditors. In addition, the Company's management will report on  the  performance of the Company during fiscal year  2009 and respond to questions from stockholders.

Who is entitled to vote?

Stockholders  of  record at the close  of  business  on  the record  date,  January 13 , 2009, are  entitled  to  receive notice  of  the  annual meeting and to vote  the  shares  of common stock that they held on that date at the meeting,  or any  postponement  or  adjournment  of  the  meeting.   Each outstanding  share entitles its holder to cast one  vote  on each matter to be voted upon.

Who can attend the meeting?

All  stockholders  as  of the record  date,  or  their  duly appointed proxies, may attend the meeting.

Please  note  that if you hold your shares in "street  name" (that is, through a broker or other nominee), you will  need to bring a copy of a brokerage statement or similar document or  record reflecting your stock ownership as of the  record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The  presence at the meeting, in person or by proxy, of  the holders  of  a  majority  of  the  shares  of  common  stock outstanding  on  the record date will constitute  a  quorum, permitting the meeting to conduct its business.  As  of  the record  date,  16,386,870 shares  of  common  stock  of  the Company  were  outstanding. Proxies received but marked  as abstentions  and  broker non-votes will be included  in  the calculation of the number of shares considered to be present at the meeting.

How do I vote?

If you  complete  and properly sign the accompanying  proxy card  and return it to the Company, it will be voted as  you direct.  If you are a registered stockholder and attend the meeting,  you  may  deliver your  completed  proxy  card  in person. "Street name" stockholders who wish to vote at the meeting   will  need  to  obtain  a  proxy  form  from   the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes.  Even after you have submitted your  proxy,  you  may change  your vote at any time before the proxy is  exercised by  filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The  powers  of the proxy holders will be suspended  if  you attend  the  meeting  in  person and  so  request,  although attendance  at  the  meeting will not  by  itself  revoke  a previously granted proxy.

ABOUT THE MEETING - continued

What are the board's recommendations?

Unless you give other instructions on your proxy card,  the persons  named as proxy holders on the proxy card will  vote in  accordance  with the recommendations  of  the  Board  of Directors. The Board's recommendation is set forth together with  the  description of each item in this proxy statement.
In summary, the Board recommends a vote:

-  For Election of the Nominated Slate of Directors (see page 3);
-  For Ratification of the Appointment of GBH CPA's P.C. as the Company's Independent Auditors (see page 10).

With  respect to any other matter that properly comes before the  meeting, the proxy holders will vote as recommended  by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of directors. The affirmative vote of a majority of the votes cast at the meeting is required for the election of  directors.  A  properly executed proxy marked  "WITHHOLD AUTHORITY"  with  respect to the election  of  one  or  more directors will not be voted with respect to the director  or directors  indicated,  although  it  will  be  counted   for purposes   of  determining  whether  there  is   a   quorum. Accordingly, a "WITHHOLD AUTHORITY" will have the effect  of a negative vote.

Other items. For each other item, the affirmative vote  of the  holders  of  a  majority of the shares  represented  in person or by proxy and entitled to vote on the item will  be required  for  approval. A properly  executed  proxy  marked "ABSTAIN" with respect to any such matter will not be voted, although  it  will  be counted for purposes  of  determining whether  there is a quorum. Accordingly, an abstention  will have the effect of a negative vote.

If you hold your shares in "street name" through a broker or other  nominee, your broker or nominee may not be  permitted to  exercise voting discretion with respect to some  of  the matters  to  be  acted upon. Thus, if you do not  give  your broker or nominee specific instructions, your shares may not be  voted  on  those  matters and will  not  be  counted  in determining  the  number of shares necessary  for  approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

STOCK OWNERSHIP

Who are the largest owners of the Company's stock?

As  of January 13 , 2010, Dr. Kiril Pandelisev, Chief Executive of the and a  Chairman of the Board of Directors of  the Company,  owned  59.36%  of  the outstanding  shares  of  the Company's common stock. See the table and notes below.

How  many  shares  of stock do the Company's  directors  and executive officers own?

The  following  table  and notes set  forth  the  beneficial ownership of the common stock of the Company as of  January 13 ,  2010,  by  each person who was known by the  Company  to beneficially own more than 5% of the common stock,  by  each director  and  named executive officer who  owns  shares  of common stock, and by all directors and executive officers as a group:

		Amount of	Percent of Class
Title of	Name, Title and Address of Beneficial	Beneficial	Before	After
Class	Owner of Shares	Ownership (2)	Offering(4)	Offering (5)

Common	Kiril A. Pandelisev, CEO, and Director	8,344,444	59.36%	34.68%

Common	Charles J. Searock, Director	220,000	1.57%	0.90%

Common	Dr. Don Jackson	220,000	1.57%	0.90%

Common	Dr. Shariar Motakef	220,000	1.57%	0.90%

Common	Alexander Ostrogorsky	220,000	1.57%	0.90%

Common	SCT, LLC3	667,821	4.75%	2.78%

Common	Auctus Private Equity Fund LLP (2)	2,000,000	7%	8%

ITEM 1

ELECTION OF DIRECTORS

Six  (6) directors will be elected to hold office  subject to  the  provisions of the Company's by-laws until the  next Annual  Meeting of Stockholders, and until their  respective successors  are duly elected and qualified. This  represents the  proposed expansion of the Company's board of  directors from  five  to  seven  members.  The  primary  reasons   for expanding  the  number  of  directors  are  to  broaden  the business experience on the Board and to increase the  number of  independent directors available to serve  on  committees for  more  effective corporate governance.  The  vote  of  a majority  of  the votes entitled to be cast by  stockholders present  in person or by proxy, is required to elect members of  the  Board of Directors. The following table sets forth the  name,  age,  position with the Company  and  respective director service dates of each person who has been nominated to be a director of the Company:

Name	Age	First Year as Director	Position

Dr. Kiril A. Pandelisev	59	1993	CEO/Director

Charles J. Searock	72	2007	Director

Dr. Don Jackson	74	2007	Director

Alexander Ostrogorsky	51	2007	Director

Dr. Shariar Motakef	51	2007	Director

Michael Goffinet	47	2009	Director

THE  BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

The following information sets forth the backgrounds and business experience of the directors and executive officers with or without contract with the company.

Dr. Kiril A. Pandelisev, Chief Executive Officer and Chairman of the Board

Dr. Kiril A. Pandelisev joined the Company at its inception in 1993.  From 1975 to 1984, Dr. Pandelisev was a member of the faculty of St. Cyril and Methodius University, Skopje, Macedonia.  From 1979 to 1982, Dr. Pandelisev was an Exchange Scientist at Arizona State University.  From 1985 to 1988, Dr. Pandelisev was a Research Analyst at Arizona State University.  From 1988 to 1990, Dr. Pandelisev was a Research Physicist at Johnson Matthey Electronics.  In 1991, Dr. Pandelisev was a Senior Scientist at Horiba Instruments, Inc.,  Since 1991, Dr. Pandelisev has been employed by various private entities which he owns and controls, including the Crystal Research Corporation .  Dr. Pandelisev received a B.Sc. degree in Applied Physics from St. Cyril and Methodius University, Skopje, Macedonia, in 1973.  Dr. Pandelisev received an M.Sc. degree in Physics from St. Cyril and Methodius University in 1976.  Dr. Pandelisev received a Sc.D degree in Physics from St. Cyril and Methodius University in 1984.  Dr. Pandelisev is an authority on crystal growth, and is the author or contributing author of 17 papers on the subject published in various scientific journals.

Lt. Gen. Charles J. Searock Jr., USAF Retired, Director

Lt. Gen. Charles J. Searock Jr. retired from active duty military service in 1993 after almost 37 years in the Air Force and two years in the Army National Guard. He served most recently as the President of the International Tactical Training Center in Denison, Texas and left that position on 31 Dec 06.  He was recently reappointed by the Secretary of the Air Force to the Civil Air Patrol Board of Governors.

For the past six years, the general has consulted in aviation and high technology matters. His background also includes service on the board of directors and as a volunteer president of the Air Victory Museum. From 1996 to 2001, he was CEO/president and a member of the board of directors of Dynasil Corp., a publicly traded high-tech glass manufacturing company. He also spent four years in the general aviation industry as the Air Victory Museum’s original director, as executive vice president of Aero Development Corp., the owner/operator of the South Jersey Regional Airport and as president of Royal Air Inc., a charter air service company he co-founded.

Searock is a 1976 Army War College graduate who commanded at the squadron, wing, center and major command levels. He served as a KC-97 pilot, B-52 pilot/instructor pilot/flight examiner and FB-111 pilot/instructor pilot. He flew 152 B-52 combat missions during the Vietnam War and has accumulated over 7,000 hours of flying time. He was assigned to the Pentagon as a member of the air staff, and he served as Assistant for Plans to the Military Assistant to the President at the White House. He maintains his currency as a commercial multi-engine instrument-rated pilot and is a Civil Air Patrol pilot.

A former member of the National Aviation Hall of Fame Board of Directors, he continues to serve as a member of its Nominating Committee.  He currently serves on the Crystal Research Corporation Board of Directors and is a former member of the New Jersey Governor’s Air and Space Medal Nominating Committee. He is also a member of the Wings Club in New York City, the Air Force Association, the Aircraft Owners and Pilots Association, the Experimental Aircraft Association, the Veterans of Foreign Wars and Military Officers Association.

General Searock graduated from the University of Nebraska, Omaha in 1962 with a BS in Education and from Central Michigan University with a MBA in 1975.  He is married for the past 49+ years to Ann Brackeen Searock and they have four sons and five grandchildren.

ITEM 1 - continued

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS - continued

Dr. Don Jackson, Director

From 2002 to the present, Dr. Jackson has been the chairman and chief executive officer of Findem, Inc.  Prior to joining Findem, Inc., Dr. Jackson held a variety of officer and managerial positions in technology and engineering-related companies, including Prodeo Technologies, Inc., Westech Systems, Inc./IPEC, The Arena Group, Superwave Technologies, Inc., and Microelectronic Packaging, Inc.  Dr. Jackson is on the Dean’s Advisory Board of Fulton School of Engineering at Arizona State University and serves as an adjunct physics professor at Embry Riddle Aeronautical University in Prescott, Arizona.  Dr. Jackson has an AB degree in Physics from William Jewell College, an M.S. degree in Physics from Iowa State University, and a Ph.D. in Electrical Engineering from Arizona State University.

Professor. Alexander Ostrogorsky, Director

 Prof. Ostrogorsky is with the Mechanical, Materials, and Aerospace Eng. Dept., Illinois Institute of Technology (IIT). Previously he was with the Mechanical, Aerospace and Nuclear Engineering Department, Materials Science and Engineering Department, Rensselaer Polytechnic Institute, in Troy, New York.  Prof. Ostrogorsky received his B.S. in Mechanical Engineering from University of Belgrade,  M.S. Nuclear Engineering, Rensselaer Polytechnic Institute and Sc.D. in Mechanical Engineering from  Massachusetts  Institute of Technology, with Minor in Nuclear Engineering.  Prior to joining Rensselaer Polytechnic Institute, he was a Director,  Center for Microgravity and Materials Research (CMMR) and Professor at the Univ. of Alabama in Huntsville, Associate Professor at the Mechanical, Aerospace and Mechanics, Rensselaer Polytechnic Institute and Assistant Professor at the Mechanical Engineering, Columbia University. Prof Ostrogorsky was a Fulbright Fellow at the Rensselaer Polytechnic Institute, Nuclear Engineering Dept in 1980-81, and an Alexander von Humboldt Fellow: Universitдt Erlangen-Nurenberg, Electronic Materials Lab. In 1991.  Prof. Ostrogorsky is an Associate Editor for the Journal of Crystal Growth, Member of the Executive Committee at the American Association for Crystal Growth (AACG); Fellow of the American Society of Mechanical Engineers (ASME), Associate Fellow at the American Inst. of Aeronautics and Astronautics (AIAA), and member of many other professional organizations.  Prof. Ostrogorsky’s research encompasses heat and mass transfer phenomena occurring in solidification/crystal growth, crystals for gamma ray detectors (semiconductors and scintillators), ternary alloys, and the design of equipment for biomedical research.

 Dr  Shariar Motakef, Director

Prof. Motakef is the founder of CAPE Simulations, Inc., a company serving the thermal engineering, computational, and control needs of the materials processing industry.  Prof. Motakef was an Associate Professor of Mechanical Engineering at Massachusetts Institute of Technology for seven years.  At MIT he was a pioneer in developing high-fidelity large-scale numerical simulation packages and on-line model-based control algorithms for the semiconductor processing industry.  He also led an effort in the development of advanced sensors such as the Full-Field Holographic Temperature and Species (FHTS) sensor for chemical vapor deposition applications.  During his stay at MIT, Prof. Motakef taught graduate and under graduate level courses in thermo-fluids, championed the introduction of simulation-based projects into graduate level curriculum, and led or participated in academic research projects with the nearly 2-million dollars funding provided by DARPA, USAF, NASA, and NSF.  Prof. Motakef has over 40 publications in technical journals and proceedings and has delivered more than 30 lectures in the U.S., Europe, and Japan.  At MIT, he was a consultant to nearly a dozen corporations and a consultant for two Phase I and Phase II SBIR programs supported by NASA to develop CFD codes for materials processing applications.  Prof. Motakef is an editor of Journal of Materials Processing and Manufacturing Science, and a member of the American society of Mechanical Engineering, American Society of Metals, Materials Research Society, American Institute of Aeronautics and Astronautics, and the American Association for Crystal Growth.

Michael Goffinet, CPA/, Director

Mr. Goffinet is a Vice President of Operations at United Health Group. Mr. Goffinet received a BS in Business Administration (emphasis in accounting) from California State University in Fullerton and  Master in Health Administration from California State University Long Beach, California. Prior to Joining United Health Group he was Corporate Controller, Assistant Vice President for Internal Audit and Director of Finance for Sierra health Services, Inc. He also served as Manager for Healthcare Practice at PricewaterhouseCoopers and Director of finance for St. Jude Medical Center, Mr. Goffinet held position of Assistant Vice President, Finance and System Development for Community Psychiatric Centers (CPC), Internal Auditor at PacifiCare Health System and Senior Accountant at Ernst and Young.

ITEM 1 - continued

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS - continued

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

The  Board believes that all five outside directors  nominees meet applicable standards for independence and therefore, if all the nominees are elected, the CRC Board will have  a majority of  independent  Directors.   Board members are expected to attend the Annual Meeting of Stockholders.

The  Board held ten scheduled meetings in fiscal 2009. All Directors attended all meetings during fiscal year 2009.

How are directors compensated?

Directors' Compensation

According  to a policy begun in July 2008, each Director is paid $5,500 per year, with 100% of that amount  to  be paid in the form of common stock.  Directors are  required to attend regularly scheduled quarterly  Board Meetings,  as  well  as  additional  special  meetings.

What committees has the Board established?

Audit  Committee. The proposed Audit Committee currently consists of Dr. Don Jackson and mr. michael Goffinet.  It is composed of outside directors who are not officers or employees of the Company.  In the opinion of the  Board, these directors are independent of the Company's management  and  free of any other relationship  that  would interfere  with  their exercise of independent  judgment  as members of this committee.

Executive Committee:  The proposed Executive committee consists of Dr. Kiril A. Pandelisev, Dr. Don Jackson and Prof. Alexander Ostrogorsky.

The Company expects expansion of the Board to seven Directors will result in the formation of a formal nominating  committee.

Executive Compensation Philosophy

CRC's current executive compensation philosophy is outlined below.  When companies are acquired, we typically do not immediately change existing salary and benefits so there may be significant differences versus our compensation philosophy for extended periods of time.  We prefer employees to be "at will" in general but employment agreements are utilized where the Board sees it as advisable.  The Board will deviate from these philosophies when necessary to attract and retain strong people.  An equity compensation plan for employees and executives is currently being investigated.  Here are the key points of our current executive compensation philosophy:

-
Moderate base pay where the midpoint of the Company's salary is typically set at 90%-100% of the median salary for comparable companies from a national salary survey. Adjustments may also be made for differences in regional salary costs. National salary survey data is routinely used for annual executive compensation reviews. The current salary survey being used is the National Executive Compensation Survey by The Management Association of Illinois in cooperation with nineteen other Employer Association Group members. This survey provides data according to company size.

-	Excellent incentive compensation to offset the moderate base pay and provide strong rewards for strong performance.
-	Competitive benefits.
-	No perquisites or "perks".

In order to ensure that stockholders get a reasonable return on their  investment  prior to  the  payment  of  corporate executive bonuses, the current corporate bonus plan includes a formula approved by CRC's Board each year to determine the  maximum allowable bonus payout.

ITEM 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Subject to approval of the Company's stockholders, the Board of Directors has decided that GBH CPAs P.C. which firm has been the independent certified public accountants of the Company since September 17, 2009, be continued as independent accountants for the Company.  The stockholders are being asked to approve the Board's decision to retain GBH CPAs P.C. for the fiscal year ending December 31, 2010.

A  representative of GBH CPAs P.C. will  be available by telephone at the Annual Meeting of Stockholders and  will have the opportunity to make a statement if he  or she desires to do so and to respond to appropriate questions from stockholders.

THE  BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE  "FOR" RATIFICATION OF THE APPOINTMENT OF GBH CPAs, P.C.  AS  THE COMPANY'S INDEPENDENT ACCOUNTANTS  FOR  FISCAL YEAR ENDING DECEMBER 31, 2010.

ITEM 3

THE  BOARD OF DIRECTORS RECOMMENDS ADOPTION OF THE 2010  STOCK INCENTIVE PLAN

The  Company  adopted a Stock Incentive Plan  that provides for, among other incentives,  the discretionary granting to officers, directors, employees and consultants  of options to purchase shares of the  Company's common stock and to also grant shares of common stock. The Board  of  Directors  has recommended that the stockholders adopt a plan,  called the  2010  Stock  Incentive Plan (the  "2010  Plan"  or  the "Plan"),  and to provide for those incentives. The 2010 Plan is summarized below. The 2010 Plan will have a ten year life and with  an aggregate of 6,000,000 shares of common stock authorized for issuance   pursuant  to  it,  including  options  or   share issuances  granted  or  made in replacement  for  grants  or issuances  under any previous plan adopted by  the  Company. The  shares issuable under the Plan are shares of authorized but  unissued  or reacquired common stock, including  shares repurchased by the Company.  The 2010 Plan provides for  the grant  of options that are required to be exercisable at  or above  the fair market value on the date of grant  and  that typically vest over a three to five-year period.   The  Plan also  allows  eligible persons to be issued  shares  of  the Company's common stock either through the purchase  of  such shares  or as a bonus for services rendered to the  Company. Shares are generally issued at the fair market value on  the date  of  issuance or at the average market  price  for  the period  where services were provided, although they  may  be issued at any higher value.  The Plan also will be used  for issuing  shares  due  to Directors as  a  portion  of  their Directors'  fees, as well as for other uses contemplated  by it.  To fulfill these objectives, the Board of Directors  is seeking  stockholder  approval of the 2010  Stock  Incentive Plan.

In addition to share issuances, the Plan generally provides for the grant of "incentive stock options"  ("ISOs") and "nonstatutory stock options" ("NSOs"). ISOs are options that are intended to be, and qualifies as, "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, which requires ISOs to meet certain requirements when granted and during the time the option is held by  the optionee until exercise, including continued employment. ISOs may only be granted to employees of the Company or its subsidiaries. NSOs may be granted and shares of stock may be issued to employees,  directors and consultants to the Company.  The aggregate number of employees eligible to receive options or share issuances at the date of this Proxy Statement is approximately 10, the number of directors is planned to be seven for 2010, if all nominees for director are elected, and the Company estimates that the number of consultants or others who will receive or be eligible to receive options or shares under the Plan over the next twelve months will not exceed 30.  There are limits on grants of ISOs to 10% stockholders of the Company and a $100,000 limit on the value of ISOs that may be granted to first-time optionees during any calendar year.  Options that do not qualify as ISOs are NSOs.  Permitted payment  terms for option exercises include cash or check, certain loan arrangements permitted by the Federal Reserve Board's Regulation T, delivery of other shares of the Company's common stock, so-called "net  exercise" arrangements permitted by the Plan and any other form of legal consideration permitted by the Board.  Generally, options granted under the Plan may not be transferred except in the case of death, disability or pursuant to a domestic relations order.  Except in instances of death or disability, ISOs must be exercised within three months after an optionee terminates employment with or service to the Company.

The Plan will be administered by the Board, although the Board has a broad power to delegate its administrative powers to one or more of its committees.  The Board also may delegate to one or more of the Company's officers the authority to designate non-officer employees to receive options or share issuances and the terms of such grants or issuances and to determine the number of shares of common stock to be subject to options granted or share issuances to those employees so long as the Board resolutions regarding such delegation specify the total number of shares of common Stock that may be subject to the options granted or shares issued by such officer(s) and that such officer(s) may not grant an option or issue shares to themselves. The Board's administrative powers include the power to determine those eligible to receive options or shares, when and how options will be granted or shares issued, combinations of options granted and shares issued, the terms of grants and issuances, numbers of options granted and shares issued, and the terms under which replacement options or shares may be granted or issued.  The administrative powers also include the power to construe and interpret the  Plan, including correcting defects and ambiguities, settle controversies, accelerate option exercises, share issuances or vesting, suspend or terminate the plan (subject to applicable contract rights), amend the Plan to comply with applicable law, subject to the need to obtain stockholder approval to materially increase the number of shares of common stock available for issuance under the Plan, materially expand those eligible to receive option grants or share issuances, materially increase the benefits available under the Plan or materially reduce the process at which shares may be  issued or purchased under the Plan or materially extend the term of the Plan, submit any amendment for stockholder approval, amend the terms of any one or more options or share issuances in certain cases, generally exercise such powers and perform such acts as the Board deems necessary, desirable, advisable or expedient to promote the best interests of the Company and to adopt procedures and sub-plans as necessary or appropriate to permit participation in the Plan.  All determinations, interpretations and constructions made by the Board in good faith are final, binding and conclusive.

ITEM 3 - continued

THE  BOARD OF DIRECTORS RECOMMENDS ADOPTION OF THE 2010  STOCK INCENTIVE PLAN - continued

The  Plan  also contains certain provisions that  accelerate option vesting or limit the Company's repurchase/cancellation  rights  in  the  event  of  certain "corporate transactions" or "changes in control".

The  foregoing  description  or  summary  of  the  Plan   is qualified in its entirety by reference to the full  text  of the Plan, which is included in this Proxy Statement.

The  following table provides certain information on the new benefits to be provided under the Plan to the individuals or groups  indicated:  As the benefits to be  received  in  the future  if  the  Plan is adopted cannot be  determined,  the information provided describes the benefits that would  have been  received  had  the  Plan been  in  effect  during  the Company's 2009 fiscal year.

The  securities to which the 2010 Plan will relate  are  an aggregate  of  6,000,000  shares of  the  Company's  common stock.  As of January 12, 2010, the aggregate market value of  those shares was $300,000.  The 2010 Plan provides for   the  grant  of  options  that  are  required  to   be exercisable at or above the fair market value on  the  date of  grant and that typically vest over a three to five-year period.  The Plan also allows eligible persons to be issued shares  of  the Company's common stock either  through  the purchase of such shares or as a bonus for services rendered to  the  Company.  Shares are generally issued at the  fair market  value  on the date of issuance or  at  the  average market  price for the period where services were  provided, although   they   may  be  issued  at  any  higher   value. Generally, options may only be granted or shares issued  in consideration of the optionee's or recipient's agreement to provide personal services to the Company in a capacity such as employee, director or consultant.  In certain instances, options  may be granted or shares issued in recognition  of the  Company's receipt of special or extraordinary benefits from an optionee's or recipient's efforts on behalf of  the Company.

Recipients of ISOs have no income tax consequence  from  or at  the time of grant or an ISO or at or as a result of its exercise.  However, the excess of the fair market value  of the  stock received on exercise over the exercise price  is usually  a  tax  preference  adjustment  for  purposes   of calculating the alternative minimum tax.  If exercise of an ISO  results in the optionee incurring alternative  minimum tax,  generally  Section53  of the Code provides  an  alternative minimum  tax carryover for future years.  The Company  will have  no tax consequence from the grant or exercise  of  an ISO.   If  the optionee has ordinary income on the sale  or disposition  of  shares acquired on exercise,  the  Company should  be entitled to a Section162 compensation deduction  equal to the amount of ordinary income.

The  income tax treatment of NSOs is complex.  As a general rule,   Section83  of  the  Code  taxes  employees  who   receive compensatory  property  at its fair  market  value  and  as compensatory  income if the fair market value  is  "readily ascertainable"  at  the  time of grant,  but  there  is  no taxable  event  as a result of the grant  if  there  is  no readily  ascertainable fair market value.  If the grant  is taxed as ordinary income at the time of grant, there is  no tax  effect  when the option is exercised and any  gain  on sale   will   generally  receive  long-term  capital   gain treatment.   If  there is not a readily ascertainable  fair market  value at the time of grant, there is no tax  effect at  that  time.   However, in that  event,  the  difference between  the  exercise  price paid and  the  value  of  the securities  acquired  at  the  time  of  exercise  must  be included in gross income as compensation income at the time of exercise.  Generally speaking, Section83(h) of the Code allows an  employer  a  compensation deduction for  NSOs  for  the amount  included in income by the employee in  its  taxable year in which or with which the employee's taxable year  of income   inclusion  ends,  although   if   the   NSOs   are "substantially  vested"  at  the  time  of  transfer,   the employer's  deduction  is allowed in  accordance  with  its normal  method of accounting.  In any event, under  Section162(m) of  the Code a publicly held corporation may may not deduct more  than $1 million in compensation expense per year paid or accrued for a "covered employee".

THE  BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting of Stockholders other than the items referred to above.   In the event that any other matter is  properly brought  before the meeting for action by the  stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board  of Directors  or,  in the absence of such a recommendation,  in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Stockholder Proposals for the Annual Meeting.  Stockholders interested in presenting a proposal for consideration at the Company's annual meeting of stockholders in 2011 may do so by following the procedures prescribed in Rule 14a-8  under the Securities Exchange Act of 1934 and the Company's by-laws.  To be eligible for inclusion, stockholder proposals must be received by the Company's Corporate Secretary no later than December 31, 2010.

Stockholder Communications to the Board. Stockholders interested in communicating to the CRC Board of Directors may do so through the CRC website, www.crccrystal.com, by clicking on "Contact" and then "Request Information".

Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without  compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

By order of the Board of Directors:

Penny Lee Pandelisev, Corporate Secretary

January 13 , 2010
Mesa, Arizona.